As filed with the Securities and Exchange Commission on June 24, 1998
Reg. No.333-____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                        OIL-DRI CORPORATION OF AMERICA
                        ------------------------------
            (Exact Name of Registrant as Specified in its Charter)

            Delaware                                  36-2048898
    ------------------------             ------------------------------------
    (State of Incorporation)             (I.R.S. Employer Identification No.)

                            410 N. Michigan Avenue
                               Chicago, IL 60611
                            ----------------------
             (Address and Zip Code of Principal Executive Offices)


                        OIL-DRI CORPORATION OF AMERICA
                         1995 LONG-TERM INCENTIVE PLAN
                        ------------------------------
                           (Full Title of the Plan)


                                Brian P. Curtis
                        Oil-Dri Corporation of America
                            410 N. Michigan Ave.
                               Chicago, IL 60611
                                 312-321-1515
                        ------------------------------
          (Name, Address, and Telephone Number of Agent For Service)

                        CALCULATION OF REGISTRATION FEE
================================================================================
                                     Proposed            Proposed
Title of                             Maximum             Maximum
Securities             Amount        Offering Price      Aggregate
to be                  to be         Per Share           Offering Price
Registered             Registered    (1)<F1>(2)<F2>      (1)<F1>(2)<F2>
-----------------      ----------    --------------      ------------
Common Stock, par       1,000,000         $14.50         $14,500,000
value $.10 per            shares
share

Class A Common                       See Note (3)<F3>    See Note (3)<F3>
Stock, par value
$.10 per share

Class B Stock,                       See Note (3)<F3>    See Note (3)<F3>
par value $.10
per share


================================================================================


Amount of
Registration
Fee (4)<F4>
------------
   $4,277.50



See Note (3)<F3>


See Note (3)<F3>
================

<F1>(1) Calculated pursuant to Rules 457(h)(1) and 457(c) based on the average of the high and low prices reported for the Registrant's common stock on the New York Stock Exchange Composite Tape on June 18, 1998.


<F2>(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

<F3>(3) This Registration Statement covers, in aggregate, up to 1,000,000 shares of either Common Stock, Class A Common Stock or Class B Stock issuable under the Plan. Shares issuable under the Plan will be shares of (i) Common Stock unless Class A Common Stock is issued and publicly traded, in which event shares of Class A Common Stock will be issued. (At the date hereof, no Class A Common Stock has been issued.); or (ii) Class B Stock, in the case of Awards with respect to Class B Stock to Jaffee Family members who are employees or officers of the Registrant or one of its subsidiaries that is more than 50% owned by the Registrant.

<F4>(4) Pursuant to Rule 429, $2,405.31, the registration fee paid with respect to the Company's Registration Statement No. 333-24977, with respect to its registration of 500,000 shares being carried forward (and included in the total of 1,000,000 shares registered hereby) has been credited against the registration fee calculated above.

                               EXPLANATORY NOTE


As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8.

                                    Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3: INCORPORATION OF DOCUMENTS BY REFERENCE

	The following documents filed with the Commission by Oil-Dri Corporation of America (the "Company") are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997 ("1997 Form 10-K").

        (b) All other reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the 1997 Form 10-K.

        (c) The description of the Company's Common Stock, par value $.10 per share (the "Common Stock"), Class A Common Stock, par value $.10 per share (the Class A Common Stock) and Class B Stock, par value $.10 per share (the "Class B Stock") under the caption Description of Common Stock, Class B Stock and Class A Common Stock in the Company's Proxy Statement dated November 3, 1997.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.


                             ---------------------

        The consolidated financial statements and schedules included in the Company's 1997 Form 10-K have been audited by Blackman Kallick Bartelstein, independent auditors, as set forth in their report thereon, and are incorporated herein by reference. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing. Future financial statements of the Company and the reports thereon of Blackman Kallick Bartelstein to be included in subsequent filed documents also will be incorporated by reference in this Registration Statement in reliance upon the authority of that firm as experts in giving those reports to the extent such firm has audited those financial statements and consented to the use of their reports thereon.


ITEM 4: DESCRIPTION OF SECURITIES

	See Item 3(c), above, with respect to the Class A Common Stock and Class B Stock. The Common Stock is registered under Section 12 of the Exchange Act.

ITEM 5: INTERESTS OF NAMED EXPERTS AND COUNSEL

        The legality of the Common Stock being originally offered hereunder has been passed upon by Sonnenschein Nath & Rosenthal ("SNR"), counsel to the Company, 8000 Sears Tower, Chicago, Illinois 60606. Mr. Paul J. Miller, a partner of SNR and a director of the Company, beneficially owns 4904 shares of the Company's Common Stock.


ITEM 6: INDEMNIFICATION OF DIRECTORS AND OFFICERS

	Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, admini-strative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful.
A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or other-wise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

        In accordance with Section 102(b)(7) of the Delaware Law, the Certificate of Incorporation, as amended, of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.
        Article VII of the By-Laws of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by applicable law. The Company has in effect insurance policies providing both directors' and officers' liability coverage and corporation reimbursement coverage.


ITEM 7: EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8: EXHIBITS

     4.1     Certificate of Incorporation of the Company, as amended to date.

     4.3 By-Laws of the Company as amended (Exhibit (3)(b) to the July 31, 1995 Form 10-K)*<F*>

     5.1     Opinion of Sonnenschein Nath & Rosenthal

    23.1     Consent of Sonnenschein Nath & Rosenthal (included in Exhibit 5.1)

    23.2     Consent of Blackman Kallick Bartelstein

[FN]
<F*> Incorporated by reference.


ITEM 9. UNDERTAKINGS

(a)	Rule 415 Offering.  The Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amend-ment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Incorporation of Subsequent Exchange Act Documents by Reference.

        The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Form S-8 Registration Statement.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 9, 1998.

                        OIL-DRI CORPORATION OF AMERICA

                        By:  /s/  Daniel S. Jaffee
                           ---------------------------
                                  Daniel S. Jaffee
                                  President & Chief Executive Officer


                               POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel S. Jaffee and Brian P. Curtis and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                        Title                        Date
      ---------                        -----                        ----

/s/ Richard M. Jaffee     Chairman of the Board of Directors    June 9, 1998
-----------------------
Richard M. Jaffee

/s/ Daniel S. Jaffee      President, Chief Executive Officer,   June 9, 1998
-----------------------   and Director
Daniel S. Jaffee

/s/ Robert D. Jaffee      Director                              June 9, 1998
-----------------------
Robert D. Jaffee

/s/ Michael L. Goldberg   Executive Vice President and Chief    June 9, 1998
-----------------------   Financial Officer
Michael L. Goldberg

/s/ Joseph C. Miller      Vice Chairman and Director            June 9, 1998
-----------------------
Joseph C. Miller

/s/ James F. Japczyk      Controller and Chief Accounting       June 9, 1998
-----------------------   Officer
James F. Japczyk

      Signature                        Title                        Date
      ---------                        -----                        ----

/s/ J. Steven Cole        Director                              June 9, 1998
-----------------------
J. Steven Cole

                          Director                              June __, 1998
-----------------------
Arnold W. Donald

/s/ Ronald B. Gordon      Director                              June 9, 1998
-----------------------
Ronald B. Gordon

/s/ Edgar D. Jannotta     Director                              June 9, 1998
-----------------------
Edgar D. Jannotta

/s/ Paul J. Miller        Director                              June 9, 1998
-----------------------
Paul J. Miller

/s/ Haydn H. Murray       Director                              June 9, 1998
-----------------------
Haydn H. Murray

/s/ Alan H. Selig         Director                              June 9, 1998
-----------------------
Alan H. Selig

                               INDEX TO EXHIBITS


Exhibit
Number         Description of Exhibit
--------       ----------------------

  4.1          Certificate of Incorporation of the Company, as amended to date.

  4.3 By-Laws of the Company amended June 16, 1995 (Exhibit (3)(b) to the July 31, 1995 Form 10-K)*<F*>

  5.1          Opinion of Sonnenschein Nath & Rosenthal

 23.1          Consent of Sonnenschein Nath & Rosenthal (included in Exhibit
               5.1)

 23.2          Consent of Blackman Kallick Bartelstein


[FN]
<F*>  Incorporated by reference.